Exhibit 21.01

SUBSIDIARIES OF HEIDRICK & STRUGGLES INTERNATIONAL, INC.

The following are subsidiaries of Heidrick & Struggles International, Inc. as of December 31, 2016.

BEIJING HEIDRICK & STRUGGLES INTERNATIONAL MANAGEMENT CONSULTING COMPANY LIMITED, a China limited partnership (joint venture 90% ownership)

CO COMPANY LIMITED, a UK corporation

H&S HOLDINGS LIMITED, a Thailand corporation

H&S SOFTWARE DEVELOPMENT and KNOWLEDGE MANAGEMENT CENTRE PRIVATE LIMITED, an India corporation

 HEIDRICK & STRUGGLES AB, a Sweden corporation

HEIDRICK & STRUGGLES AG, a Switzerland corporation

HEIDRICK & STRUGGLES ARGENTINA S.A., an Argentina corporation

HEIDRICK & STRUGGLES ASIA-PACIFIC, LTD., an Illinois corporation

HEIDRICK & STRUGGLES AUSTRALIA PTY. LTD., an Australia corporation

HEIDRICK & STRUGGLES B.V., a Netherlands corporation

HEIDRICK & STRUGGLES CANADA, INC., a Canada corporation

HEIDRICK & STRUGGLES (CAYMAN ISLANDS), INC., a Cayman Islands corporation

HEIDRICK & STRUGGLES COLOMBIA LTDA, a Colombia corporation

HEIDRICK & STRUGGLES CYPRUS LTD., a Cyprus corporation

HEIDRICK & STRUGGLES DE CHILE LIMITADA, a Chile corporation

HEIDRICK & STRUGGLES DO BRASIL LTDA, a Brazil corporation

HEIDRICK & STRUGGLES ESPANA, INC., an Illinois corporation

HEIDRICK & STRUGGLES FAR EAST LIMITED, a Hong Kong corporation

HEIDRICK & STRUGGLES (GIBRALTAR) HOLDINGS LIMITED, a Gibraltar corporation

HEIDRICK & STRUGGLES (GIBRALTAR) LIMITED, a Gibraltar corporation

HEIDRICK & STRUGGLES HOLDING B.V., a Netherlands corporation

HEIDRICK & STRUGGLES HOLDING DO BRASIL LTDA, a Brazil corporation

HEIDRICK & STRUGGLES HOLDINGS C.V., a Netherlands limited partnership

HEIDRICK & STRUGGLES HONG KONG, LTD., an Illinois corporation

HEIDRICK & STRUGGLES, INC., a Delaware corporation

HEIDRICK & STRUGGLES (INDIA) PRIVATE LIMITED, an India corporation

HEIDRICK & STRUGGLES INTERNATIONAL S.R.L, an Italy corporation

HEIDRICK & STRUGGLES JAPAN GODO KAISHA, a Japan limited liability company

HEIDRICK & STRUGGLES JAPAN, LTD., an Illinois corporation

HEIDRICK & STRUGGLES KB PARTNERSHIP, a Sweden partnership

HEIDRICK & STRUGGLES (KOREA), INC., a Korea corporation

HEIDRICK & STRUGGLES LATIN AMERICA, INC., an Illinois corporation

HEIDRICK & STRUGGLES LTD., an Israel corporation

HEIDRICK & STRUGGLES (MIDDLE EAST) LLC, a Dubai corporation

HEIDRICK & STRUGGLES (NZ) LIMITED, a New Zealand corporation

HEIDRICK & STRUGGLES (RUSSIA) LLC, a Russia corporation

HEIDRICK & STRUGGLES S.A. de C.V., a Mexico corporation

HEIDRICK & STRUGGLES (SHP) LIMITED, a UK corporation

HEIDRICK & STRUGGLES SINGAPORE PTE LTD., a Singapore corporation

HEIDRICK & STRUGGLES SP. ZO.O, a Poland corporation

HEIDRICK & STRUGGLES RECRUITMENT (THAILAND), LTD, a Thailand corporation

HEIDRICK & STRUGGLES TAIWAN LIMITED, a Taiwan corporation

HEIDRICK & STRUGGLES (UK) FINANCE COMPANY LIMITED, a United Kingdom company

HEIDRICK & STRUGGLES (UK) LIMITED, a United Kingdom corporation

 HEIDRICK & STRUGGLES UNTERNEHMENSBERATUNG GMBH & CO. KG, a Germany limited partnership

HEIDRICK & STRUGGLES UNTERNEHMENSBERATUNG VERWALTUNG- GMBH, a Germany limited liability company

SHPA ESOP LTD., a UK corporation

SENN-DELANEY LEADERSHIP CONSULTING GROUP, LLC

SCAMNLER MACGREGOR EXECUTIVE SEARCH PTY. LIMITED --- an Australian corporation